Exhibit 10.1

PHANTOM STOCK PLAN FOR
DIRECTORS OF
REINSURANCE GROUP OF AMERICA, INCORPORATED
AS AMENDED AND RESTATED
EFFECTIVE JANUARY 1, 2016

1.	PURPOSE
The purpose of the Phantom Stock Plan for Directors of Reinsurance Group of America, Incorporated (the “Plan”) is to encourage the highest level of director performance by members of the Board of Directors of Reinsurance Group of America, Incorporated (the “Corporation”), by providing certain outside directors with deferred compensation based on the Corporation’s success and progress. The Plan was most recently restated effective as of January 1, 2003. This restatement shall be effective with respect to amounts deferred on or after January 1, 2016, even if an election to defer such amounts is made prior to such date.

2.	DEFINITIONS
As used in this Plan, the following terms have the definitions set forth below.

(a)	“Account” means such term as defined in Section 7.

(b)	“Affiliate” means a Parent or Subsidiary of the Corporation or a Subsidiary of a Parent.

(c)	“Board” shall mean the Board of Directors of the Corporation.

(d)	“Common Stock” means the Corporation’s common stock, par value of $0.01 per share.

(e)	“Corporation” means such term as defined in Section 1.

(f)	“Deferral Period” means such term as defined in Section 6(b).

(g)
“Director” means a duly elected and acting member of the Board who receives Director’s Fees from the Corporation for his or her services as a member of the Board and who is not an officer or employee of the Company or any of its Affiliates.

(h)	“Director’s Fees” means the following, whether payable in cash or Common Stock:

(i)	Annual retainer fees for services as a Director (including retainers paid to Board and Committee chairs).

(ii)	Board and Committee meeting attendance fees.

(iii)	Any other form of compensation (including cash, share grants or participation units) paid to a Director for service as a member of the Board or a Committee.

(i)
“Disability” means a physical or mental condition which, in the opinion of a qualified doctor of medicine chosen by the Corporation, permanently prevents a Director from carrying out his or her duties as a member of the Board.

(j)
“Fair Market Value” means the closing price of a share of Common Stock on the New York Stock Exchange on a given date, or in the absence of market transactions on such date, the closing price on the New York Stock Exchange on the last day on which a sale occurred prior to such date.

(k)
“Parent” means any corporation (other than the Corporation or a Subsidiary) in an unbroken chain of corporations ending with the Company, if, at the time Director’s Fees are earned, each of the corporations (other than the Corporation or a Subsidiary) owns stock possessing 50% or more of the total combined voting power of all classes of stock in one of the other corporations in such chain.

(l)	“Participant” means a Director who has satisfied the eligibility requirements of Section 4 and who has Performance Units credited to his or her Account.

(m)	“Performance Unit” means a hypothetical share of Common Stock allocated to a Participant on the Corporation’s records based on the Fair Market Value of the Common Stock at the time of the grant.

(n)	“Plan” means such term as defined in Section 1.

(o)	“Plan Year” means the calendar year.

(p)	“Retirement” means retirement of a Participant as a Director.

(q)
“Subsidiary” means, with respect to an entity, any corporation, other than the entity, in an unbroken chain of corporations beginning with the entity if, at the time Director’s Fees are earned, each of the corporations, other than the last corporation in the unbroken chain, owns stock possessing 50% or more of the total combined voting power of all classes of stock in one of the other corporations in such chain.

3.	ADMINISTRATION
The Board shall administer the Plan. Questions involving eligibility, benefits or the interpretation or operation of the Plan shall be referred to the Board. All determinations of the Board, in its sole discretion, shall be conclusive. The Board may obtain such advice or assistance as it deems appropriate from persons not serving on the Board. No Board member shall participate in any decision that involves a determination of his or her personal rights or obligations under this Plan.

4.	ELIGIBILITY
Each Director who is a Participant on January 1, 2016 shall continue to be a Participant as of such date. Each individual who becomes a Director on or after January 1, 2016 shall be eligible to participate as of the beginning of the next Plan Year.

5.	NUMBER OF PERFORMANCE UNITS
The total number of Performance Units that may be granted under this Plan shall not exceed one hundred thousand (100,000).

6.	ELECTION TO RECEIVE AND DEFER PERFORMANCE UNITS

(a)
With respect to each Plan Year, a Participant shall be eligible to receive a grant of Performance Units in lieu of all or any portion of his or her Director’s Fees by making and filing with the Board a written election by the date specified by the Corporation, which shall be no later than the December 31 prior to the first day of the Plan Year in which such Director’s Fees would otherwise be earned.

(b)
A Participant who elects to receive a grant of Performance Units in lieu of his or her Director’s Fees for any Plan Year under Section 6(a) shall also be eligible at such time to elect to defer payment of such Performance Units (1) for a period of five (5) or seven (7) years from the last day of the calendar year in which a Performance Unit is granted or (2) to Retirement (“Deferral Period”). The Participant shall designate to receive payment of such Performance Units in a single payment or up to five (5) substantially equal annual installment payments. With respect to each grant of Performance Units, a Participant may elect a different Deferral Period and manner of payment hereunder. A Participant who does not affirmatively elect a Deferral Period shall be deemed to have elected a Deferral Period until Retirement with distribution to be made in a single payment.

(c)
Any election (or deemed election) under Section 6 with respect to a Performance Unit shall become irrevocable as of the December 31 prior to the first day of the calendar year in which such Performance Unit is granted.

(d)
In accordance with the provisions of this Section 6(d), a Participant may change the Deferral Period and/or the form of payment for Performance Units which relate to a particular year by making a re-deferral election and/or an election to have such Performance Units paid in a different form. Any election under this Section 6(d) must comply with all of the following requirements: (1) no prior election to change the Deferral Period or form of payment may have been made with respect to the same year’s deferrals, (2) the election is made at least one year prior to the date the distribution would otherwise have begun, (3) the first payment with respect to which such election is made shall be deferred for a period of not less than 5 years from the date such payment would otherwise have been made, and (4) any election related to a payment that was otherwise to be made at a specified time may not be made less than 12 months prior to the date of the first scheduled payment. For purposes of applying the provisions of this Section 6(d), installment payments shall be considered a single payment for purposes of applying these subsequent deferral election rules.

7.	PERFORMANCE UNITS
Performance Units shall be credited to a Performance Unit Account (the “Account”) established and maintained for a Participant. The Performance Units shall be allocated to a Participant’s Account annually on the same day the annual grant of shares is made to Directors, unless the Board approves a different allocation date. The number of Performance Units shall equal the number of full shares of Common Stock that the amount of Director’s Fees would have purchased at Fair Market Value on the allocation date. Partial Performance Units will not be allocated, and standard rounding will be applied to determine the number of full Performance Units. The Account of a Participant shall be the record of Performance Units granted to him or her under the Plan, is solely for accounting and record keeping purposes and shall not require a segregation of any Corporation assets or setting aside for or registering in the name of a Participant any Common Stock. In addition, the existence of such record and the Account shall not be deemed to create a trust of any kind or a fiduciary relationship between the Corporation and a Participant or his or her beneficiary. Each allocation of Performance Units under the Plan to a Participant and the number and value of such Performance Units as of the date of allocation shall be communicated annually to the Participant.

8.	RESTRICTIONS, PAYMENTS AND FORFEITURES

(a)
Restrictions. The Participant shall have no rights and privileges of a shareholder as to the Performance Units credited to his or her Account. Accordingly, the Participant shall have no right to receive dividends actually paid or distributed at the time declared and no right to vote on account of any allocation of Performance Units to his or her Account. In addition, no interest in the Performance Units or any Account may be sold, transferred, assigned, pledged or otherwise encumbered or disposed of at any time.

(b)	Payment of Performance Units.

(i)
Except as otherwise provided under Section 8 herein, distribution of the Performance Units shall occur (or commence in the case of annual installments) on the date immediately following the last day of the applicable Deferral Period. Distribution shall be made in a single payment, unless at the time of deferral the Participant had elected to receive the Performance Units in annual installments.

(A)
If distribution shall be made in a single lump sum, the amount of the distribution shall equal (1) the Fair Market Value of a share of Common Stock as of the last day of the Deferral Period multiplied by the number of Performance Units credited to his or her account on such date, or (2) one share of Common Stock in lieu of cash for each Performance Unit credited to his or her account on the last day of the Deferral Period. The Board shall have the sole discretion to determine whether such distribution shall be in cash or in stock.

(B)
If distribution shall be made in annual installments, the amount of each installment shall equal (1) the Fair Market Value of a share of Common Stock as of the last day of the Deferral Period (or the applicable annual anniversary thereof), multiplied by the number of Performance Units being distributed in such installment, or (2) one share of Common Stock in lieu of cash for each Performance Unit being distributed in that installment.

(ii)
If a Participant ceases to be a Director prior to the end of the Deferral Period, distribution of all Performance Units allocated to Participant’s Account shall be made or commence at the time and in the form of payment elected or deemed to be elected at the time of deferral. Payment shall be made to the Participant’s beneficiary in the event of death, his or her estate in the case of Disability if there is no attorney-in-fact, or the Participant, as the case may be.

(iii)
In all cases, for purposes of compliance with Section 409A of the Internal Revenue Code of 1986, as amended (“Code”), payment shall be deemed to be made upon the fixed date or payment event specified under subparagraph 8(b) if the payment is made (a) thirty (30) days prior to the specified fixed payment date or event; (b) a later date within the same calendar year as the specified fixed payment date or event; (c) or, if later, by the 15th day of the third calendar month following the specified fixed payment date or event. However, in no event shall a Participant be permitted, directly or indirectly, to designate the taxable year of the payment.

9.	REGULATORY COMPLIANCE AND LISTING
If the Board decides to deliver Common Stock in lieu of cash under Section 8, the issuance or delivery of any Common Stock may be postponed by the Corporation for such period as may be required to comply with any applicable requirements under the Federal securities laws, any applicable listing requirements of any national securities exchange and requirements under any other law or regulation applicable to the issuance or delivery of such shares, and the Corporation shall not be obligated to issue, purchase or deliver any Common Stock if the issuance, purchase or delivery of such shares shall constitute a violation of any provision of any law or of any regulation of any governmental authority or any national securities exchange. If the Company is unable to deliver Common Stock after a reasonable period of time, the Board shall direct the delivery of cash under Section 8 to satisfy the distribution of Performance Units. As a condition to receipt of Common Stock, the Participant shall execute such agreements and other documents as the Corporation may reasonably request for securities law purposes.

10.	ADJUSTMENTS
In the event of any change in the outstanding shares of Common Stock by reason of a merger, consolidation, recapitalization, reclassification, reorganization, stock split, reverse stock split, combination of shares, stock dividend or similar transaction, the Board shall proportionately adjust, in an equitable manner, the number of Performance Units held by a Participant under the Plan and the total number of Performance Units which may be granted under the Plan under Section 5.

11.	DESIGNATION OF BENEFICIARY
Each Participant may designate one or more beneficiaries to receive all payments due to such Participant hereunder upon his or her death. Such beneficiary designation may be revoked or amended by such Participant, from time to time, by appropriate notice in writing delivered to the General Counsel of the Corporation. In the absence of any beneficiary designation or in the event that the designated beneficiaries shall not be living at the time of death of the Participant, the account value on the date of death of the Participant shall be payable and delivered to the estate of such deceased Participant.

12.	TERMINATION OR AMENDMENT OF PLAN
The Board may at any time terminate the Plan and may from time to time alter or amend the Plan or any part thereof (including any amendment deemed necessary to ensure that the Corporation may comply with any regulatory requirement referred to in Section 9), provided that, (a) unless otherwise required by law, the rights of a Participant with respect to Performance Units granted prior to such termination, alteration or amendment may not be impaired without the consent of such Participant and, further, that (b) to the extent the approval of the Corporation’s shareholders is required under applicable laws or regulations with respect to such alteration or amendment, such approval of the Corporation’s shareholders is appropriately obtained.

13.	MISCELLANEOUS

(a)	Nothing in the Plan shall be deemed to create any obligation on the part of the Board to nominate any Director for reelection by the Corporation’s shareholders.

(b)
Neither the adoption of this Plan by the Board nor the submission of the Plan to the Corporation’s shareholders for approval shall be construed as creating any limitations on the power or authority of the Board to adopt such other additional incentive or other compensation arrangements as the Board may deem necessary or desirable.

(c)
The Corporation shall have the right to (i) deduct from all amounts paid pursuant to the Plan any taxes required by law to be withheld with respect to such amounts, and (ii) require, within three (3) months after issuance or delivery of any Common Stock, payment by the Participant of any taxes required by law with respect to the issuance or delivery of such shares.

(d)
The shares of any Common Stock delivered under the Plan may be either authorized but unissued shares or shares which have been or may be reacquired by the Corporation, as determined from time to time by the Board. In either case, the shares shall be fully registered and transferable without restriction.

(e)	All costs and expenses incurred in the operation and administration of this Plan will be borne by the Corporation.

(f)
No rights, interests, or benefits under this Plan may be assigned, transferred, pledged, or hypothecated in any way. Such rights, interests or benefits shall not be subject to execution, attachment, or similar process. Any attempted assignment, transfer, pledge, or hypothecation, or other disposition of such rights, interests, or benefits contrary to the preceding provisions, or the levy of any attachment or similar process thereupon, shall be null and void and without effect.

(g)
This Plan shall be binding upon and inure to the benefit of the successors and assigns of the Corporation, whether by way of merger, consolidation, operation of law, assignment, purchase or other acquisition of substantially all of the assets or business of the Corporation and any such successor or assign shall absolutely and unconditionally assume all of the Corporation’s obligations hereunder.

(h)	The Plan will be governed by the laws of the State of Missouri.

(i)
The payments to a Participant or his or her beneficiary hereunder shall be made from assets which shall continue, for all purposes, to be part of the general, unrestricted assets of the Corporation. No person shall have any interest in any such assets by virtue of the provisions of the Plan. The Corporation’s obligation hereunder shall be an unfunded and unsecured promise to pay money in the future. To the extent that any person acquires a right to receive payments from the Corporation under the provisions hereof, such right shall be no greater than the right of any unsecured general creditor of the Corporation. No such person shall have nor acquire any legal or equitable right, interest or claim in or to any property or assets of the Corporation.

(j)
Payments and benefits under this Plan are intended to comply with Code Section 409A to the extent subject thereto, and, accordingly, to the maximum extent permitted, this Plan shall be interpreted and administered to be in compliance therewith. For purposes of Code Section 409A, a Participant’s entitlement to annual installment payments shall be treated as an entitlement to a single payment. For purposes of this Agreement, a termination of directorship or Retirement shall only be deemed to occur if such termination constitutes a “separation from service” within the meaning of Code Section 409A.

14.	EFFECTIVE DATE
The restated Plan shall become effective as of January 1, 2016, or such later date as the Board may determine.
IN WITNESS WHEREOF, the Corporation has executed this Plan restatement on the date and year first above-written.
REINSURANCE GROUP OF AMERICA, INCORPORATED

By: /s/ A. Greig Woodring
A. Greig Woodring
President and Chief Executive Officer
ATTEST:

By: /s/ William L. Hutton
William L. Hutton, Secretary

Amended and Restated Plan Approved: September 21, 2015 (effective January 1, 2016)